SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of Earliest Event Reported):  September 10, 1996


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000














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Item 5.  Other Events
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          In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3
(No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.



                                             Contact:  Susan Gaffney
                                                       (302) 774-2698



          WILMINGTON, Del., Sept. 10 -- DuPont today announced that Goro Watanabe, executive vice president of Mitsui & Co., Ltd., has been elected a member of its board of directors.

          Concurrent with Watanabe's election, the number of DuPont directors has increased from 12 to 13. He is the first person elected to the board of directors from the Asia Pacific region.

          Watanabe, 62, joined Mitsui in 1958 and has had a variety of senior level managerial assignments during his career, both at the company's Tokyo headquarters and overseas. He was named executive managing director in 1993 and senior executive managing director in 1994, both while serving as president and CEO of Mitsui & Co. (U.S.A.). He was appointed to his current position in June. Watanabe and his wife, Yasuko, live in Tokyo.

          "Goro Watanabe will strengthen the global business perspective of our board," said DuPont Chairman Edgar S. Woolard, Jr. "This is particularly important with the growth plans we have for the Asia Pacific region."

          Mitsui & Co., Ltd., is the world's oldest general trading concern and maintains a global trading and logistics network encompassing 842 sub-sidiaries and associated companies in 90 countries. With $164 billion in annual sales, it is one of the largest trading companies in the world.

          DuPont is a research and technology-based global chemical and energy company offering high performance products based on chemicals, polymers, fibers and petroleum.




9/10/96








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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




September 11, 1996

























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